                                                                   EXHIBIT 99.1



                         INDEX TO FINANCIAL STATEMENTS

                                                                                                                     Page
                                                                                                                     ----
SUNRISE HEALTH MANAGEMENT, INC.

Report of Independent Auditors ....................................................................................    1
Balance Sheet .....................................................................................................    2
Statement of Income ...............................................................................................    3
Statement of Stockholders' Equity .................................................................................    4
Statement of Cash Flows ...........................................................................................    5
Notes to Financial Statements .....................................................................................    6
Condensed Balance Sheet at September 30, 1999 (Unaudited) .........................................................   10
Condensed Statements of Income for the Three Months Ended September 30, 1999 and 1998(Unaudited) ..................   11
Condensed  Statements  of Cash Flows for the Three Months Ended  September  30, 1999 and 1998(Unaudited) ..........   12
Notes to Condensed Financial Statements (Unaudited) ...............................................................   13

ACCREDO HEALTH, INCORPORATED

Pro Forma Condensed Consolidated Financial Statements .............................................................   14
Pro Forma Condensed Consolidated Balance Sheet at September 30, 1999 (Unaudited) ..................................   15
Pro Forma Condensed Consolidated Statement of Income For the Year Ended June 30, 1999 (Unaudited) .................   16
Pro Forma Condensed Consolidated Statement of Income For the Three Months Ended September 30, 1999 (Unaudited) ....   17
Notes to Pro Forma Condensed Consolidated Financial Statements (Unaudited) ........................................   18

                         Report of Independent Auditors


Board of Directors
Sunrise Health Management, Inc.

We have audited the accompanying balance sheet of Sunrise Health Management, Inc. (the Company) as of June 30, 1999, and the related statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sunrise Health Management, Inc. at June 30, 1999, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

                              /s/Ernst & Young LLP

Memphis, Tennessee
November 19, 1999

                        Sunrise Health Management, Inc.

                                 Balance Sheet

                                 June 30, 1999

ASSETS
Current assets:
   Cash and cash equivalents                                                 $     19,363
   Receivables:
     Patient accounts                                                           1,679,194
     Allowance for doubtful accounts                                              (79,352)
                                                                             ------------
                                                                                1,599,842
     Other                                                                            662
                                                                             ------------
                                                                                1,600,504
   Inventories                                                                    264,084
                                                                             ------------
Total current assets                                                            1,883,951

Property and equipment, net of accumulated depreciation of $87,152                 87,084
Other assets                                                                        4,896
                                                                             ------------

Total assets                                                                 $  1,975,931
                                                                             ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                          $    861,770
   Bank revolving line of credit                                                  214,000
   Accrued expenses                                                                38,001
   Current portion of notes payable                                                 7,078
                                                                             ------------
Total current liabilities                                                       1,120,849

Long-term notes payable                                                            13,195

Stockholders' equity:
   Common stock $0.01 par value; 1,250,000 shares authorized; 892,915
     shares issued and outstanding                                                  8,929
   Additional paid-in capital                                                     330,001
   Retained earnings                                                              502,957
                                                                             ------------
Total stockholders' equity                                                        841,887

Total liabilities and stockholders' equity                                   $  1,975,931
                                                                             ============

See accompanying notes.

                        Sunrise Health Management, Inc.

                              Statement of Income

                            Year ended June 30, 1999


Net patient service revenues                                                 $  7,631,187

Expenses:
   Cost of services                                                             3,988,819
   General and administrative                                                   1,382,893
   Bad debts                                                                       98,872
   Depreciation and amortization                                                   35,822
                                                                             ------------
Total operating expenses                                                        5,506,406

                                                                             ------------
Operating income                                                                2,124,781

Other expense (income):
   Interest expense                                                                13,990
   Interest income                                                                 (3,840)
   Other income                                                                    (2,424)
                                                                             ------------
                                                                                    7,726
                                                                             ------------

Net income                                                                   $  2,117,055
                                                                             ============

See accompanying notes.

                        Sunrise Health Management, Inc.

                       Statement of Stockholders' Equity

                                                            ADDITIONAL
                                        COMMON STOCK         PAID-IN      RETAINED
                                     SHARES      AMOUNT      CAPITAL      EARNINGS           TOTAL
                                     ----------------------------------------------------------------
Balance at July 1, 1998              889,443     $8,894     $326,647     $ 1,128,530      $ 1,464,071
                                     -------     ------     --------     -----------      -----------
   Net income                             --         --           --       2,117,055        2,117,055
   Distributions to stockholders          --         --           --      (2,742,628)      (2,742,628)
   Issuance of common stock            3,472         35        3,354              --            3,389
                                     -------     ------     --------     -----------      -----------
Balance at June 30, 1999             892,915     $8,929     $330,001     $   502,957      $   841,887
                                     =======     ======     ========     ===========      ===========

See accompanying notes.

                        Sunrise Health Management, Inc.

                            Statement of Cash Flows

                            Year ended June 30, 1999


OPERATING ACTIVITIES
Net income                                                                   $  2,117,055
Adjustments to reconcile net income to net cash provided by
   operating activities:
    Depreciation and amortization                                                  35,822
    Provisions for losses on patient accounts receivables                          98,872
Changes in operating assets and liabilities:
    Patient accounts receivable                                                  (133,929)
    Inventories                                                                   221,544
    Other assets                                                                   (2,280)
    Accounts payable and accrued expenses                                         473,173
                                                                             ------------
Net cash provided by operating activities                                       2,810,257

INVESTING ACTIVITIES
Purchases of property and equipment                                               (49,902)
                                                                             ------------
Net cash used in investing activities                                             (49,902)

FINANCING ACTIVITIES
Proceeds from bank line of credit                                                 192,000
Repayment of notes payable                                                       (288,038)
Distributions to stockholders                                                  (2,742,628)
Issuance of common stock                                                            3,389
                                                                             ------------
Net cash used in financing activities                                          (2,835,277)

Decrease in cash and cash equivalents                                             (74,922)
Cash and cash equivalents at beginning of year                                     94,285
                                                                             ============
Cash and cash equivalents at end of year                                     $     19,363
                                                                             ============

SUPPLEMENTARY CASH FLOW DISCLOSURES
Cash paid for interest                                                       $     13,990
                                                                             ============

See accompanying notes.

                        Sunrise Health Management, Inc.

                         Notes to Financial Statements

                            Year ended June 30, 1999


1. DESCRIPTION OF BUSINESS

Sunrise Health Management, Inc. (the "Company"), is a specialty pharmacy that provides alternate-site, home-based therapies to patients with chronic diseases. The Company specializes in the provision of intravenous immunoglobulin (IVIG) to patients suffering from a variety of immunodeficient and autoimmune disorders. The Company also provides blood clotting factor and other related pharmacy services to patients with hemophilia and provides certain other specialized home infusion therapy services. The Company operates in Georgia, Florida, Alabama and South Carolina.

2. SIGNIFICANT ACCOUNTING POLICIES

CASH EQUIVALENTS

The Company considers all highly liquid investments with an initial maturity of three months or less to be cash equivalents.

CONCENTRATIONS OF CREDIT RISK

The Company's primary concentration of credit risk is patient accounts receivable, which consists of amounts owed by various governmental agencies, insurance companies and private patients. The Company manages the receivables by regularly reviewing its accounts and contracts and by providing appropriate allowances for uncollectible amounts. Significant concentrations of patient accounts receivable are as follows at June 30, 1999:

                Medicaid        14%
                Medicare         8%

Concentration of credit risk relating to accounts receivable is limited to some extent by the diversity and number of patients and payors and the geographic dispersion of the Company's operations. The Company grants credit without collateral to its patients.

INVENTORIES

Inventories are stated at the lower of cost (first-in, first-out method) or market.

                        Sunrise Health Management, Inc.

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost. Provisions for depreciation are computed primarily by the straight-line method based on the estimated useful lives of the related assets.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of receivables, accounts payable, revolving line of credit and notes payable approximates fair value of these financial instruments at June 30, 1999.

STOCK-BASED COMPENSATION

The Company has a Non-qualified Stock Option Plan (the "Plan") under which options for a maximum of 175,000 shares of common stock may be granted to employees for a period not to exceed 10 years at a price not less than fair market value on the date of grant. As of June 30, 1999, there were 8,862 options outstanding. The Plan provisions state that all outstanding options may be exercised upon the occurrence of the sale of the Company (See Note 8).

As allowed under the provisions of Financial Accounting Standard (FAS) No. 123, Accounting for Stock-Based Compensation, the Company applies the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations to account for its stock option plan. The pro forma income disclosures called for by FAS No. 123 would not differ materially from the amount reported on the statement of income.

REVENUE RECOGNITION

Net patient service revenues are reported at the net amounts billed to patients, third-party payors and others in the period the services are rendered. The Company has agreements with certain third-party payors that provide for payments to the Company at amounts discounted from its established rates.

Approximately 19% of gross patient service revenues for the year ended June 30, 1999, is from participation in the Medicare and state-sponsored Medicaid programs.

COMPREHENSIVE INCOME

The Company had no items of other comprehensive income during fiscal 1999; accordingly, comprehensive income equals net income.

                        Sunrise Health Management, Inc.

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

The preparation of financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. Estimates are used primarily in recording the allowance for doubtful accounts.

3. NOTES PAYABLE

The Company's revolving line of credit agreement allows for borrowings up to $750,000 and expires May 31, 2000. Amounts outstanding under the line of credit bear interest at rates varying from 8% to 10%, with an effective rate of 8% at June 30, 1999. Borrowings on the line of credit are secured by assets of the Company and personal assets of the Company's majority stockholders.

The Company's other notes payable consists of bank notes bearing interest at 8.75% and 9.67%. The notes are secured by furniture and equipment of the Company and require monthly payments through October 2002.

Future maturities of notes payable, by year and in the aggregate, consist of the following at June 30, 1999:


               2000                   $    7,078
               2001                        5,309
               2002                        5,822
               2003                        2,064
                                      ==========
                                      $   20,273
                                      ==========

4. OPERATING LEASES

The Company leases office space and equipment under various operating leases. Rent expense for all operating leases was approximately $52,000 for the year ended June 30, 1999.

Future minimum lease payments, by year and in the aggregate, under noncancelable operating leases with initial terms of one year or more are as follows at June 30, 1999:

               2000                   $   42,000
               2001                       29,000
               2002                        4,000
                                      ==========
                                      $   75,000
                                      ==========

                        Sunrise Health Management, Inc.

5. INCOME TAXES

The Company, with the consent of its stockholders, has elected to be an S Corporation under the Internal Revenue Code and applicable Georgia State law. Instead of the Company's paying federal corporate income taxes, the stockholders are taxed individually on the Company's taxable income. Therefore, no provision for federal or state income taxes has been made.

6. 401(K) PLAN

The Company sponsors a defined contribution plan (the "Plan") for employees who have completed one year of service. The Company may, at its discretion, make employer matching contributions to the Plan. However, no employer matching contributions were made to the Plan during the year ended June 30, 1999.

7. YEAR 2000 READINESS (UNAUDITED)

The Company has modified certain portions of its software, hardware and patient care equipment so that its systems and equipment will function properly with respect to dates in the Year 2000 and thereafter. Costs specifically associated with modifying software and equipment have been expensed as incurred and have not had a significant effect on the Company's operations. The Company has completed the Year 2000 project.

The Company is vulnerable to certain third parties' failures to mitigate Year 2000 issues. The Company has identified its critical vendor relationships and has contacted each such vendor and has inquired directly as to the status of that vendor's Year 2000 readiness. Based on this process, the Company anticipates that all crucial vendors will achieve year 2000 compliance. However, there can be no assurance that all such third parties have provided accurate and complete information, or that all of their systems in fact will achieve full Year 2000 compliance. Therefore, the Company cannot provide assurances that the Company will not be adversely affected by the Year 2000 date change.

8. SUBSEQUENT EVENT

The Company has entered into negotiations to sell all the capital stock to Accredo Health, Incorporated.

                        Sunrise Health Management, Inc.

                      Condensed Balance Sheet (Unaudited)

                               September 30, 1999


ASSETS
Current assets:
   Cash and cash equivalents                                                 $     35,630
   Receivables:
     Patient accounts                                                           1,777,956
     Allowance for doubtful accounts                                             (123,283)
                                                                             ------------
                                                                                1,654,673
     Other                                                                            662
                                                                             ------------
                                                                                1,655,335
   Inventories                                                                    470,430
                                                                             ------------
Total current assets                                                            2,161,395

Property and equipment, net of accumulated depreciation of $93,209                 83,819
Other assets                                                                        4,871
                                                                             ------------

Total assets                                                                 $  2,250,085
                                                                             ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                          $    615,116
   Bank revolving line of credit                                                  647,000
   Accrued expenses                                                                38,731
   Current portion of notes payable                                                 7,078
                                                                             ------------
Total current liabilities                                                       1,307,925

Long-term notes payable                                                            11,009

Stockholders' equity:
   Common stock $0.01 par value; 1,250,000 shares authorized; 892,915
     shares issued and outstanding                                                  8,929
   Additional paid-in capital                                                     330,001
   Retained earnings                                                              592,221
                                                                             ------------
Total stockholders' equity                                                        931,151

Total liabilities and stockholders' equity                                   $  2,250,085
                                                                             ============

See accompanying notes to condensed interim financial statements.

                        Sunrise Health Management, Inc.

                   Condensed Statements of Income (Unaudited)

                                              Three Months Ended September 30,
                                              --------------------------------

                                                  1999                1998
                                                  ----                ----
Net patient service revenues                  $ 2,272,005         $ 1,852,167

Expenses:
   Cost of services                             1,185,913             923,043
   General and administrative                     431,416             316,224
   Bad debts                                       27,960              46,692
   Depreciation and amortization                    6,081               3,874
                                              -----------         -----------
Total operating expenses                        1,651,370           1,289,833

                                              -----------         -----------
Operating income                                  620,635             562,334

Other expense (income):
   Interest expense                                 2,371               5,016
   Interest income                                   (348)             (2,283)
   Other income                                      (222)                 --
                                              -----------         -----------
                                                    1,801               2,733
                                              -----------         -----------

Net income                                    $   618,834         $   559,601
                                              ===========         ===========

See accompanying notes to condensed interim financial statements.

                        Sunrise Health Management, Inc.

                 Condensed Statements of Cash Flows (Unaudited)

                                                                        Three Months Ended September 30,
                                                                        --------------------------------

                                                                             1999               1998
                                                                             ----               ----
OPERATING ACTIVITIES
Net income                                                              $   618,834         $   559,601
Adjustments to reconcile net income to net cash provided by
   operating activities:
    Depreciation and amortization                                             6,081               3,874
    Provisions for losses on patient accounts receivables                    43,931              46,692
Changes in operating assets and liabilities:
    Patient accounts receivable                                             (98,762)              7,786
    Inventories                                                            (206,346)            140,776
    Accounts payable and accrued expenses                                  (245,924)            275,546
                                                                        -----------         -----------
Net cash provided by operating activities                                   117,814           1,034,275

INVESTING ACTIVITIES
Purchases of property and equipment                                          (2,791)            (12,563)
                                                                        -----------         -----------
Net cash used in investing activities                                        (2,791)            (12,563)

FINANCING ACTIVITIES
Proceeds from (repayments of) bank line of credit                           433,000            (302,000)
Repayment of notes payable                                                   (2,186)             (2,082)
Distributions to stockholders                                              (529,570)           (614,355)
                                                                        -----------         -----------
Net cash used in financing activities                                       (98,756)           (918,437)

Increase in cash and cash equivalents                                        16,267             103,275
Cash and cash equivalents at beginning of period                             19,363              94,285
                                                                        ===========         ===========
Cash and cash equivalents at end of period                              $    35,630         $   197,560
                                                                        ===========         ===========


See accompanying notes to condensed interim financial statements.

                        Sunrise Health Management, Inc.

          Notes to Condensed Interim Financial Statements (Unaudited)



BASIS OF PRESENTATION

The accompanying unaudited condensed balance sheet as of September 30, 1999 and the related unaudited condensed statements of income and cash flows for the three months ended September 30, 1999 and 1998 (interim financial statements) of Sunrise Health Management, Inc. have been prepared in accordance with generally accepted accounting principles for interim financial information and instructions to Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the interim results have been included.

The interim unaudited condensed financial statements should be read in conjunction with the audited June 30, 1999 financial statements included herein. The results of the three months ended September 30, 1999 may not be indicative of the operating results expected for the year ended June 30, 2000.

SUBSEQUENT EVENT

The company was acquired by Hemophilia Health Services, Inc., a wholly-owned subsidiary of Accredo Health, Inc., effective on December 1, 1999.

                          Accredo Health, Incorporated

              Pro Forma Condensed Financial Statements (Unaudited)

On December 3, 1999, Accredo Health, Incorporated (the "Company"), through its wholly-owned subsidiary Hemophilia Health Services, Inc., acquired all of the outstanding stock of Sunrise Health Management, Inc. ("Sunrise") pursuant to a Stock Purchase Agreement dated effective as of December 1, 1999 (the "Acquisition").

The following unaudited pro forma condensed consolidated balance sheet as of September 30, 1999, gives effect to the Acquisition as if such transaction had been completed as of September 30, 1999. The following unaudited pro forma condensed consolidated statements of income for the year ended June 30, 1999 and the three months ended September 30, 1999, give effect to the acquisition as if such transaction had been completed as of July 1, 1998.

The unaudited pro forma condensed consolidated financial information presented herein does not purport to represent the results the Company would have obtained had the transaction, in fact, occurred at the beginning of the period presented or to project the Company's results of operations in any future period. The pro forma adjustments are based upon preliminary estimates, available information and certain assumptions that management deems appropriate and are not necessarily indicative of the results that may be expected in the future. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements of the Company included in its Annual Report on Form 10-K for the year ended June 30, 1999, the unaudited condensed consolidated financial statements of the Company included in its Quarterly Report on Form 10-Q for the period ended September 30, 1999, and the financial statements of Sunrise included elsewhere in this Current Report on Form 8-K/A.

                          Accredo Health, Incorporated
           Pro Forma Condensed Consolidated Balance Sheet (Unaudited)
                               September 30, 1999
                                 (In Thousands)

                                                                          Historical
                                                                                   Sunrise
                                                                    Accredo         Health         Pro Forma      Pro Forma
                            ASSETS                                Health, Inc.    Management      Adjustments    Consolidated
                                                                  -----------     ----------      -----------    ------------
Current assets:
    Cash and cash equivalents                                     $    5,169      $       35      $   14,500 (a)
                                                                                                        (226)(b)
                                                                                                     (14,089)(c)  $     5,389
    Patient accounts receivable                                       58,424           1,778                           60,202
    Allowance for doubtful accounts                                   (5,558)           (123)                          (5,681)
                                                                  ----------      ----------                       ----------
                                                                      52,866           1,655                           54,521
    Due from affiliates                                                2,275              --                            2,275
    Other                                                              6,027               1                            6,028
    Inventories                                                       21,997             470                           22,467
    Prepaid and other current assets                                     371              --                              371
    Deferred income taxes                                              1,993              --                            1,993
                                                                  ----------      ----------      ----------       ----------
Total current assets                                                  90,698           2,161             185           93,044

Property and equipment, net                                            3,285              84                            3,369
Other assets:
    Joint venture investments                                          4,033              --                            4,033
    Goodwill and other intangible assets, net                         49,696              --          13,158 (c)       62,854
    Other                                                                 --               5                                5
                                                                  ----------      ----------      ----------       ----------
Total assets                                                      $  147,712      $    2,250      $   13,343       $  163,305
                                                                  ==========      ==========      ==========       ==========

               LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable                                              $   53,330      $      615      $       --       $   53,945
    Bank revolving line of credit                                         --             647            (226)(b)          421
    Current portion of notes payable                                      --               7                                7
    Accrued expenses                                                   4,606              39                            4,645
    Income taxes payable                                               1,743              --                            1,743
                                                                  ----------      ----------                       ----------
Total current liabilities                                             59,679           1,308            (233)          60,761

Long-term notes payable                                               20,500              11          14,500 (a)       35,011

Deferred income taxes                                                    908              --                              908

Stockholders' equity:
    Common stock, $0.01 par value; 30,000,000
      shares authorized; 9,154,887 shares issued
      and outstanding                                                     92               9              (9)(c)           92
    Additional paid-in capital                                        63,896             330            (330)(c)       63,896
    Retained earnings                                                  2,637             592            (592)(c)        2,637
                                                                  ----------      ----------      ----------       ----------
Total stockholders' equity                                            66,625          66,625             931             (931)
                                                                  ----------      ----------      ----------       ----------
Total liabilities and stockholders' equity                        $  147,712      $    2,250      $   13,343       $  163,305
                                                                  ==========      ==========      ==========       ==========


See accompanying notes to unaudited pro forma condensed consolidated financial statements.

                          Accredo Health, Incorporated
        Pro Forma Condensed Consolidated Statement of Income (Unaudited)
                        For the Year Ended June 30, 1999
                                 (In Thousands)

                                                                     (d)
                                                                  Pro Forma       Historical
                                                  Historical     (Unaudited)       Sunrise
                                                   Accredo         Accredo          Health        Pro Forma       Pro Forma
                                                 Health, Inc     Health, Inc      Management     Adjustments     Consolidated
                                                 -----------     -----------      ----------     -----------     ------------

Net patient service revenue                       $  244,158     $   244,158      $    7,631      $      --      $   251,789
Other revenue                                         12,277          12,277               2                          12,279
Equity in net income of joint ventures                 1,919           1,919              --                           1,919
                                                  ----------     -----------      ----------      ----------     -----------

Total revenue                                        258,354         258,354           7,633                         265,987

Cost of services                                     220,517         220,517           3,988                         224,505
                                                  ----------     -----------      ----------      ----------     -----------

Gross profit                                          37,837          37,837           3,645                          41,482


General and administrative expenses                   17,637          17,637           1,383                          19,020
Bad debts                                              4,739           4,739              99                           4,838
Depreciation and amortization                          3,911           3,911              36            492  (e)       4,439
                                                  ----------     -----------      ----------      ----------     -----------

Income from operations                                11,550          11,550           2,127           (492)          13,185

Interest expense, net                                  3,165           1,707              10          1,184  (f)       2,901
                                                  ----------     -----------      ----------      ----------     -----------

Income before income taxes and
     extraordinary item                                8,385           9,843           2,117         (1,676)          10,284

Provision for income taxes                             4,003           4,547              --            168  (g)       4,715
                                                  ----------     -----------      ----------      ----------     -----------

Net income before extraordinary item              $    4,382     $     5,296      $    2,117      $  (1,844)     $     5,569
                                                  ==========     ===========      ==========      =========      ===========

Earnings per common share
     Basic                                        $     0.46     $      0.39                                     $      0.41
     Diluted                                      $     0.42     $      0.36                                     $      0.38

Weighted average number of shares
     Basic                                         9,501,806      13,610,367                                      13,610,367
     Diluted                                      10,431,945      14,540,507                                      14,540,507


Earnings per share has been computed reflecting the upcoming three-for-two stock split (See Subsequent Event Note below).

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

                          Accredo Health, Incorporated
        Pro Forma Condensed Consolidated Statement of Income (Unaudited)
                 For the Three Months Ended September 30, 1999
                                 (In Thousands)

                                                                                  Historical
                                                                  Historical       Sunrise
                                                                    Accredo         Health        Pro Forma       Pro Forma
                                                                  Health, Inc.    Management      Adjustments    Consolidated
                                                                  -----------     ----------      -----------    ------------
Net patient service revenue                                      $    72,684      $    2,272      $      --      $    74,956
Other revenue                                                          3,569              --                           3,569
Equity in net income of joint ventures                                   618              --                             618
                                                                 -----------      ----------      ----------     -----------

Total revenue                                                         76,871           2,272                          79,143

Cost of services                                                      65,992           1,186                          67,178
                                                                 -----------      ----------      ----------     -----------

Gross profit                                                          10,879           1,086                          11,965


General and administrative expenses                                    5,246             431                           5,677
Bad debts                                                              1,363              28                           1,391
Depreciation and amortization                                            645               6             123(e)          774
                                                                 -----------      ----------      ----------     -----------

Income from operations                                                 3,625             621            (123)          4,123

Interest expense, net                                                    352               2             285(f)          639
                                                                 -----------      ----------      ----------     -----------

Income before income taxes                                             3,273             619            (408)          3,484

Provision for income taxes                                             1,305              --              80(g)        1,385
                                                                 -----------      ----------      ----------     -----------

Net income                                                       $     1,968      $      619      $     (488)    $     2,099
                                                                 ===========      ==========      ==========     ===========



Earnings per common share
     Basic                                                       $      0.14                                     $      0.15
     Diluted                                                     $      0.13                                     $      0.14

Weighted average number of shares
     Basic                                                        13,650,341                                      13,650,341
     Diluted                                                      14,685,723                                      14,685,723


Earnings per share has been computed reflecting the upcoming three-for-two stock split (See Subsequent Event Note below).

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

                          Accredo Health, Incorporated
    Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements


Balance sheet pro forma adjustments:

(a) Adjustment to reflect the borrowing by Accredo Health, Incorporated of $14,500,000 to finance the acquisition of Sunrise Health Management, Inc.

(b) Adjustment to reflect the use of proceeds to pay down $226,000 of Sunrise's revolving line of credit.

(c) Adjustment to reflect the portion of the purchase price assigned to goodwill and other intangible assets, which represents the excess of the cost over the fair value of the net assets, acquired.



Income statement pro forma adjustments:

(d) The pro forma consolidated statement of operations of Accredo Health, Incorporated for the year ended June 30, 1999, gives effect to the sale of common stock in the Company's initial public offering and the application of the net proceeds thereof to the prepayment in full of all principal and accrued interest on the Company's outstanding Senior Subordinated Notes, the redemption of all outstanding shares of Series A Preferred Stock, including all accrued dividends thereon, and the reduction of $7,000,000 in the balance of the Company's outstanding line of credit, as if all such transactions had been completed as of July 1, 1998.

         The pro forma results included the elimination of interest expense (including original issue discount amortization) associated with the prepayment of the Senior Subordinated Notes and the reduction of the line of credit with a portion of the net proceeds of the offering, and the elimination of the related income tax benefit based on the combined federal and state statutory rate of 37.3%.

         This pro forma consolidated information should be read in conjunction with the audited consolidated financial statements of the Company included in its Annual Report on Form 10-K for the year ended June 30, 1999.

(e) Adjustment to reflect the increase in amortization expense relating to the goodwill and other intangible assets recorded for the Acquisition under the purchase method. The Company preliminarily recorded $11,987,000 in goodwill, $500,000 in non-compete agreements, $646,000 in acquired patient population and $70,000 in acquired workforce. These assets are being amortized using the straight-line method over their estimated useful lives of 40 years for goodwill, 10 years for non-compete agreements, and 5 years for acquired patient population and workforce.

(f) Adjustment to reflect the additional interest expense related to the debt used to finance the acquisition.

(g) Adjustment to reflect (i) the income tax expense of Sunrise as if Sunrise was taxed as a C corporation rather than an S corporation during the period and (ii) the income tax benefit related to the additional amortization and interest expense as a result of the acquisition. A combined federal and state tax rate of 38% was used for the pro forma adjustment for the year ended June 30, 1999 and for the three months ended September 30, 1999.

Subsequent event:

On January 31, 2000, the Company announced a three-for-two stock split in the form of a 50% stock dividend for shareholders of record on February 11, 2000. Shareholders will receive one additional share of common stock on February 21, 2000 for every two shares held on the record date. The Company has computed the earnings per share for the pro forma income statements for the year ended June 30, 1999 and the three months ended September 30, 1999 on a post-split basis.


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